EXHIBIT 99.01
Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

News Release

AllianceBernstein Announces First Quarter 2009 Staff Reductions

New York, NY, March 31, 2009 – AllianceBernstein Holding L.P. (NYSE: AB) and AllianceBernstein L.P. today announced that as a result of its expense reduction initiatives, total headcount declined to approximately 4,760 during the first quarter of 2009 from 4,997 as of December 31, 2008.  Investment professionals, which include analysts, portfolio managers, chief investment officers, directors of research and traders, declined to approximately 540 from 571 during the same period.  As a result of decisions made in the first quarter of 2009, total headcount during the second quarter is expected to decline by approximately 75, largely non-investment staff.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world.  AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint ventures, operates in more than 20 countries.  AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities.  Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers independent research, portfolio strategy and brokerage-related services to institutional investors.

At March 31, 2009, AllianceBernstein Holding L.P. owned approximately 34.3% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 65.1% economic interest in AllianceBernstein.

Cautions regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly traded partnerships are taxed. We caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1A and “Cautions Regarding Forward-Looking Statements” in Item 7 of our Form 10-K for the year ended December 31, 2008. Any or all of the forward-looking statements that we make in this news release, Form 10-K, other documents we file with or furnish to the SEC, and any other public statements we issue, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect our revenues, financial condition, results of operations and business prospects.

The forward-looking statements in the preceding paragraph include statements regarding our expectation that our firm's headcount will be further reduced by approximately 75 people during the second quarter of 2009.  The degree to which we must reduce headcount during the second quarter of 2009 depends on the effectiveness of our efforts to date to reduce expenses.  The actual performance of the financial markets and other factors beyond our control will also have an effect.

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